UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 23, 2021

Karat Packaging Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction
of Incorporation)

001-40336	83-2237832
(Commission File Number)	(I.R.S. Employer Identification No.)
6185 Kimball Avenue Chino, California	91708
(Address of Principal Executive Offices)	(Zip Code)

(626) 965-8882
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities	registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	KRT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed on a Current Report on Form 8-K dated April 20, 2021, the Company completed its initial public offering (the "IPO") of 3,950,000 shares of its common stock, par value $0.001 per share (the "Common Stock"), at a price to the public of $16.00 per share on April 19, 2021. The gross proceeds to the Company from the IPO were $63,200,000, before deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. Pursuant to an underwriting agreement by and between the Company and Stifel, Nicolaus & Company, Incorporated, as representative of the several underwriters (the “Underwriters”), the Company granted the Underwriters an option to purchase up to an additional 592,500 shares of Common Stock solely to cover over-allotments, if any.

Subsequently, on April 23, 2021, the Underwriters exercised the over-allotment option in full, and the closing of the issuance and sale of the additional 592,500 shares of Common Stock (the “Over-Allotment Closing”) occurred on April 23, 2021, resulting in additional gross proceeds to the Company of approximately $9.5 million, less underwriting discounts and commissions.

On April 23, 2021, the Company issued a press release announcing the Over-Allotment Closing. The press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Karat Packaging Inc,. dated April 23, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARAT PACKAGING INC.

Date: April 26, 2021	By:	/s/ Ann T. Sabahat
Ann T. Sabahat
Chief Financial Officer

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